                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                               BOWNE & CO., INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

--------------------------------------------------------------------------------

              TO ASSURE YOUR REPRESENTATION AT THE MEETING,
              PLEASE DATE AND SIGN THE ENCLOSED PROXY AND
              RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------

                                     (LOGO)

                               BOWNE & CO., INC.
                               345 Hudson Street
                            New York, New York 10014

                                 (212) 924-5500

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The 1997 Annual Meeting of Stockholders of Bowne & Co., Inc. will be held at the offices of the American Stock Exchange, 13th Floor, 86 Trinity Place, New York, New York, on Thursday, March 27, 1997, beginning at 10:00 A.M. local time, for the following purposes:

          1. To elect two nominees to serve as Class I Directors of the Company for three-year terms and until their respective successors shall be elected and shall qualify;

          2. To ratify the appointment of auditors of the Company for the fiscal year ending October 31, 1997;

          3. To ratify the adoption of the 1997 Stock Incentive Plan for officers and key employees of the Company; and

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on February 5, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

                                   By Order of the Board of Directors,

                                                 DOUGLAS F. BAUER
                                                   Counsel & Corporate Secretary

New York, New York
February 6, 1997

                                     (LOGO)

                               BOWNE & CO., INC.
                               345 Hudson Street
                            New York, New York 10014

                                 (212) 924-5500

                                PROXY STATEMENT

     This Proxy Statement is furnished to the stockholders of Bowne & Co., Inc. (the "Company") in connection with the solicitation of proxies for use at the 1997 Annual Meeting of Stockholders, which is to be held at the offices of the American Stock Exchange, 13th Floor, 86 Trinity Place, New York, New York, on March 27, 1997, beginning at 10:00 A.M. local time, and at any adjournment thereof.

     Proxies delivered pursuant to this solicitation are revocable at the option of the persons executing the same, prior to their exercise, by attendance and voting at the Annual Meeting or by written notice delivered to the Corporate Secretary of the Company prior to the meeting, and are solicited by and on behalf of the Board of Directors of the Company. Unless previously revoked, all proxies representing shares entitled to vote which are delivered pursuant to this solicitation will be voted at the meeting by the named attorneys-in-fact and agents, to the extent authorized, in accordance with the directions contained therein. If no such directions are given, the shares represented by such proxies will be voted in favor of the election of directors, the ratification of the appointment of auditors, the ratification of the 1997 Stock Incentive Plan, and in accordance with the discretion of the named attorneys-in-fact and agents on other matters that may properly come before the Annual Meeting.

     The cost of this solicitation will be borne by the Company. Proxies may be solicited by personal interview, telephone, telegraph and electronic mail, as well as by the use of traditional postal delivery. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies, and will be reimbursed in accordance with applicable regulations for their reasonable out-of-pocket expenses incurred in that connection. Employees of the Company participating in the solicitation of proxies will not receive any additional remuneration for such participation.

     On February 5, 1997, the record date for the Annual Meeting, the Company had outstanding 17,972,186 shares of its Common Stock, Par Value $.01 Per Share (the "Common Stock"), and there were no outstanding shares of any other class of stock. Each holder of the Common Stock is entitled to one vote for each share of such stock held by him. Only stockholders of record at the close of business on February 5, 1997, will be entitled to vote at the Annual Meeting. A majority of the outstanding shares, whether present in person or by proxy, is required to constitute a quorum to transact business at the meeting. The abstention of a stockholder on any issue submitted to a vote and a proxy given by a broker who fails or is not authorized to vote on that issue will both be counted in determining the presence of a quorum but not in tabulating the vote on that issue, and thus neither will have an effect on the outcome of the vote. Votes will be tabulated by The Bank of New York.

     The Company intends to cause this Proxy Statement to be mailed to its stockholders of record beginning on or about February 6, 1997.

Principal Stockholders of the Company

     The only individual stockholder known to own beneficially more than five percent of the outstanding Common Stock of the Company as of the record date for the Annual Meeting is:

                                                                                   Number        Percent of
             Stockholder                                                         of Shares     Outstanding
        ----------------------                                                   ---------     ------------
        Thomas O. Stanley......................................................   1,486,004          8.3%

     Mr. Stanley is currently Chairman of the Executive Committee and a Director of the Company. Interested persons may write to him in care of the Corporate Secretary of the Company at 345 Hudson Street, New York, New York 10014.

     In addition, the Company has learned that two investment fund managers have reported holdings of the Company's Common Stock pursuant to the Securities Exchange Act of 1934. One of these, C.S. McKee & Co., Inc., with offices at 1 Gateway Center, Pittsburgh, Pennsylvania 15222, held an aggregate of 1,304,100 shares of the Common Stock as of December 31, 1996, and shared the power to dispose of substantially all such shares with its beneficial owners, who are mostly public employee retirement trusts. Such holdings of C.S. McKee represented 7.3% of the Company's shares outstanding on the record date. The other fund manager which has reported its holdings is FMR Corp., with offices at 82 Devonshire Street, Boston, Massachusetts 02109. According to FMR Corp., its Fidelity Magellan Fund held 956,800 shares of the Common Stock as of November 30, 1996, and FMR Corp. had sole power to dispose of such shares. These latter holdings represented 5.3% of the Company's shares outstanding on the record date. The Company believes that the holdings reported by C.S. McKee and FMR Corp. were acquired in the ordinary course of their investment management businesses and that the various investment funds which they manage hold their shares for the accounts of numerous beneficial owners.

     The Company knows of no other stockholder who may be deemed to own beneficially more than five percent of its outstanding Common Stock.

Election of Directors

     Action will be taken at the Annual Meeting for the election of two nominees to be Class I Directors, each to serve for a three-year term and until his successor is duly elected and qualifies. The Board of Directors recommends a vote in favor of each of its nominees, namely Vincent Tese and Richard R. West, who are both currently incumbent Directors. The election will be determined as to each nominee by a plurality of the votes duly cast by stockholders entitled to vote at the Annual Meeting.

     Indicated in the following table are the principal occupations for the last five years of each of the Board's two nominees and of the other incumbent Directors. Their respective beneficial ownership of the outstanding Common Stock of the Company as of the record date for the Annual Meeting is also shown in the table.

                             THE BOARD OF DIRECTORS

                                                                                       Director       Shares of
                                                                                        of the       Common Stock
                                                                                       Company       Beneficially
                 Name(1)            Principal Occupation and Directorships    Age       Since          Owned(2)
---------------------------------  ----------------------------------------   ----    ----------    --------------
NOMINEES FOR ELECTION AS CLASS I DIRECTORS, WHOSE TERMS WILL EXPIRE IN 2000:

    Vincent Tese.................  Director, Bear Stearns & Co., Inc.; also    53        1996           --
                                     director of Cablevision Systems Corp.,
                                     Indosuez Capital Funding, and Quintel
                                     Entertainment Inc.

    Richard R. West..............  Dean Emeritus, Stern School of Business,    58        1994             3,000
                                     New York University; formerly Dean of
                                     the School of Business and Professor
                                     of Finance, New York University; also
                                     director of Alexander's Inc., Smith
                                     Corona Corporation, Vornado Realty
                                     Trust, and several mutual funds
                                     advised by Merrill Lynch Asset
                                     Management, Inc. and its affiliates or
                                     by Hotchkis and Wiley

Class I Director, previously elected, whose term will expire on the date of the Annual Meeting:

    Beverley B. Wadsworth(3).....  Director, Amsterdam Nursing Home Corpo-     55        1990             3,000
                                     ration; formerly Chairman of the Board
                                     and President, Continental Guaranty &
                                     Credit Corporation; also director of
                                     Cass County Iron Company

Class II Directors, previously elected, whose terms will expire in 1998:

    Robert M. Conway.............  Limited Partner, Goldman, Sachs & Co.       52        1994             8,800

    Edward H. Meyer(4)...........  Chairman of the Board and President,        70        1983             2,400
                                     Grey Advertising Inc.; also director of
                                     Ethan Allen Interiors Inc., Harman
                                     International Industries, Inc., The
                                     May Department Stores Company, and
                                     several mutual funds advised by
                                     Merrill Lynch Asset Management, Inc.
                                     and its affiliates

    James P. O'Neil..............  President and Chief Operating Officer of    52        1996            52,280(5)
                                     the Company; formerly Vice President,
                                     Finance, and Executive Vice President
                                     thereof

    Thomas O. Stanley(6).........  Retired; formerly Staff Vice President,     69        1968         1,486,004
                                     Research Programs, RCA Laboratories

Class III Directors, whose terms will expire in 1999:

    Robert M. Johnson............  Chairman of the Board and Chief             51        1996            48,044(7)
                                     Executive Officer of the Company;
                                     formerly President and Chief Executive
                                     Officer of the Company; previously
                                     Publisher, President and Chief
                                     Executive Officer of Newsday, Inc., a
                                     subsidiary of Times Mirror, Inc.

    H. Marshall Schwarz..........  Chairman of the Board and Chief             60        1986             1,000
                                     Executive Officer, U.S. Trust
                                     Corporation; also director of Atlantic
                                     Mutual Companies

    Wendell M. Smith.............  Chairman of the Board, Baldwin              61        1992               100
                                     Technology Company, Inc.; formerly also
                                     President and Chief Executive Officer
                                     thereof

---------------

(1) See "Certain Committees of the Board" for memberships on committees.

(2) The only Director who owns in excess of 1% of the outstanding Common Stock is Mr. Stanley (8.3%).

(3) Ms. Wadsworth has decided not to stand for another term when her current term expires.

(4) At a regular meeting of the Board of Directors held on September 26, 1996, the Company's by-laws were amended so as to delete a provision that had required the retirement of a Director upon his or her attaining the age of
    70. In its place the Board endorsed a policy which prohibits any one having attained the age of 72 from being nominated or elected to the Board, and which will normally encourage retirement from the Board after attaining that age. Mr. Meyer, whose seventy-second birthday will be in January 1999, may therefore serve out the current term to which he was elected and has advised the Company that he intends to do so.

(5) This figure includes 15,480 shares owned directly and options to purchase 32,750 shares which are currently exercisable by Mr. O'Neil under the Company's Stock Option Plans (described below under "Executive Compensation") or which will become exercisable within sixty days after the record date of the Annual Meeting, as well as 3,770 stock units granted to him under the Company's Deferred Award Plan (also described in the aforementioned section), and 280 shares held for his account by the Employees' Stock Purchase Plan (described in the aforementioned section). The figure in the table excludes all shares held for other participants in the Employees' Stock Purchase Plan, of which he is a trustee.

(6) Pursuant to the by-law change mentioned above in Note 4, Mr. Stanley, who will be seventy-two years old in May 1999, may serve out the current term to which he was elected and has advised the Company that he intends to do so.

(7) This figure includes 40,000 shares which Mr. Johnson acquired pursuant to a written understanding with the Company negotiated at the time he was employed, under which he may vote such shares but may be required to return some or all of them to the Company if his employment terminates prior to January 3, 2001. Also included are 7,978 stock units granted to him under the Company's Deferred Award Plan, and 66 shares held by the Employees' Stock Purchase Plan for Mr. Johnson's account.

---------------

Certain Committees of the Board

     Among the committees of the Board of Directors are four standing committees, the principal functions and present membership of which are described below.

     The Executive Committee may exercise much of the authority of the Board of Directors other than for fundamental corporate changes or actions which require the vote of the full Board according to New York State law or the Company's by-laws. The Committee may also oversee matters of corporate responsibility involving the interests of parties other than the Company's stockholders, including its employees and customers as well as the public at large. In addition, the Committee considers and recommends for Board approval candidates for the Board of Directors who have been suggested by management, by members of the Board or by stockholders and other interested parties. Stockholders may propose Board candidates by writing to the Chairman of the Committee, in care of the Corporate Secretary of the Company. The members of the Committee are Mr. Stanley (Chairman) and Messrs. Johnson, Meyer and Schwarz.

     The Audit Committee selects independent public accountants to serve as the Company's auditors, reviews with the Chief Financial Officer of the Company and the auditors the scope and results of their audit, the fees charged and the other activities performed by the auditors for the Company, reviews internal controls and inquires into special accounting and related matters. The members are Mr. Smith (Chairman) and Messrs. Conway and Tese.

     The Compensation Committee reviews and approves salaries and benefits for the officers of the Company and the chief operating officer of each subsidiary. The Committee also administers incentive compensation programs involving the Company's Common Stock, and reviews significant changes in retirement and other employee benefit plans, prior to submission thereof to the Board of Directors for approval. The members of the Committee are Mr. Schwarz (Chairman), Messrs. Smith and Stanley, Ms. Wadsworth and Mr. West.

     The Finance Committee reviews the investment portfolio and financial reports of the Company, approves its investment policies and the allocation of assets to various investment programs of the Company, and reviews the investment performance of the fund managers of the respective trusts for the Company's Pension Plan, Profit-Sharing Plan and Employees' Stock Purchase Plan. The members are Mr. West (Chairman), Messrs. Conway, Meyer and Tese (beginning February 10, 1997), and Ms. Wadsworth.

Meetings, Attendance and Fees

     During the Company's fiscal year ended October 31, 1996, the Board of Directors held seven meetings. The Audit and Finance Committees each met twice, and the Compensation Committee met three times. The Executive Committee held two meetings and took action on three other occasions during the year without meetings by means of resolutions unanimously adopted by the written consent of its members. The only member of the Board who attended fewer than three quarters of the aggregate number of meetings of the Board and of the committees on which he served was Mr. Meyer, who was unable to attend certain meetings because of travel commitments.

     Directors not employed by the Company were paid an annual retainer of $16,000 during 1996, plus a fee of $1,000 for each Board meeting attended. Those non-employee Directors who served on one or more of the Board committees were paid a fee of $750 for each committee meeting attended, and the chairman of each such committee a fee of $1,250 for each meeting at which he presided. All Directors were offered reimbursement for travel expenses, if any, incurred in connection with Board and committee meetings attended.

     The Company also has a retirement plan for non-management members of the Board who are not entitled to benefits under the Company's Pension Plan for employees. Under this non-qualified plan, the amount of the retirement benefit will be five times the aggregate of annual retainer payments made by the Company to an eligible Director during his or her last twelve months of Board service, subject to certain vesting rules. The Director will be eligible to receive this benefit in five annual installments after he or she either reaches the age of sixty or retires from the Board, whichever occurs later. There are also provisions for distribution of the unpaid benefit in the event of a Director's death or a change of corporate control.

Compensation Committee Interlock and Insider Participation

     No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during the year, nor did any person serve on the Compensation Committee during the year other than the current members thereof.

Executive Compensation

     The following table summarizes the aggregate cash compensation, including incentive compensation, paid by the Company to the Chief Executive Officer and to each of the other four most highly compensated executive officers of the Company during the last three fiscal years:

                           SUMMARY COMPENSATION TABLE

                                                                         Long-Term
                                                                        Compensation:
                                                  Annual Compensation      Shares
               Name and                           --------------------   Underlying   All Other
          Principal Position             Year      Salary      Bonus      Options    Compensation(1)
---------------------------------------  -----    --------    --------  ------------ -----------
Robert M. Johnson(2)...................   1996    $322,000    $400,000         --     $ 268,057
  Chairman of the Board
     and Chief Executive Officer
James P. O'Neil........................   1996     218,000     208,000     12,000       133,317
  President and                           1995     170,000     175,000      6,000        34,988
     Chief Operating Officer              1994     160,000     100,000      6,000        28,631
Carl J. Crosetto(2)....................   1996     228,000     260,000      6,000        88,446
  Director of Sales; and President,
     Bowne International, Inc.
Brendan Keating........................   1996     158,000     100,000      5,000        43,610
  Vice President                          1995     150,000      50,000      5,000        16,422
                                          1994     150,000      70,000      6,000        22,695
Allen D. Marold........................   1996     139,000      94,000      5,000        43,757
  Vice President, Human                   1995     135,000      60,000      5,000        15,782
     Resources and Administration         1994     135,000      75,000      5,000        21,690

---------------

(1) The amounts listed in this column represent the total of the Company's contributions under its Profit-Sharing Plan and its Employees' Stock Purchase Plan, as well as certain payments made under a supplemental arrangement related to the former plan and the market value of certain awards made under the Company's Deferred Award Plan, described below.

         The Profit-Sharing Plan is a defined contribution plan meeting regulatory requirements, under which contributions are determined annually by the boards of directors of the participating subsidiaries, subject to limitations imposed by Internal Revenue Service regulations. The supplemental arrangement referred to above was adopted with respect to key employees who would otherwise be adversely affected by the limits imposed by law upon the Company's contributions under the Profit-Sharing Plan. During fiscal 1996, the Employees' Stock Purchase Plan, a defined contribution plan meeting regulatory requirements, permitted participating employees, if they qualify, to contribute up to $100 per month and provides for matching contributions by the Company equal to one half of the amounts they contribute; the aggregate of all contributions to the Employees' Stock Purchase Plan is invested by its trustees in shares of the Company's Common Stock, and dividends thereon are reinvested likewise.

         The figures listed in the table exclude non-cash compensation which is not properly categorized as salary or bonus. Such non-cash compensation included customary perquisites and did not exceed the lesser of either $50,000 or ten percent of the compensation listed for a particular executive officer of the Company. The cost to the Company of group employee benefit plans for medical, hospitalization and dental benefits, long-term disability insurance and other fringe benefits with respect to executive officers of the Company is also excluded from the figures listed in the table because the plans under which such benefits are paid are available generally to all salaried employees of the Company and do not discriminate in favor of the executive officers of the Company.

         Rules defining the deductibility of compensation paid by a public company to certain executive officers in excess of $1 million were changed by the enactment in 1993 of Section 162(m) of the Internal Revenue Code. Compensation resulting from grants made under the Company's Stock Option Plans (described below), however, are exempted from those new rules until March 1997, and no executive officer of the Company has been compensated in excess of $1 million when options are excluded from consideration. Consequently, the Company has not yet found it necessary to adopt a policy as to how compensation in excess of $1 million may be qualified for deductibility.

(2) Did not assume a position with the Company until fiscal 1996, which required inclusion as one of the executive officers reported above.

---------------

     During 1996, the Board of Directors approved a new executive compensation strategy that was partially instituted with respect to bonuses earned in 1996 by the officers of the Company. A cash bonus earned by any officer for 1996 was capped at 100% of his established performance goal. Any bonus earned in excess of those established goals, historically paid out as cash compensation, was instead deferred into a newly established Deferred Award Plan. Under this plan, bonuses earned in excess of 100% of goal, but not to exceed 150% of goal, were treated as prepayment for stock units at a price established as the average price of the Common Stock for the last five trading days of the fiscal year. The Company matched these units at a rate of one share for each five earned by the employee. Such stock units must remain in the plan until the employee retires or otherwise leaves the Company, and the plan contains certain other provisions to protect the Company's interests as they pertain to subsequent employment by competitors of the Company. The goal of this Deferred Award Plan is to use the annual bonuses to increase management ownership of the Company, thereby creating greater alignment with long-term stockholder interests. An aggregate of 31,492 share units were awarded to all those eligible under the plan in 1996, with 14,938 of those units being earned by the five mostly highly compensated officers named above. An additional 3,446 shares were awarded to other corporate officers of the Company.

     Prior to the 1997 Stock Incentive Plan which will be submitted for ratification at this year's Annual Meeting, two successive Stock Option Plans meeting regulatory requirements had been adopted by the Board of Directors of the Company and approved by its stockholders, both providing for the grant of incentive stock options to the executive officers of the Company identified above, as well as to other key employees, to purchase shares of the Company's Common Stock. The 1981 Stock Option Plan expired by its terms as of December 16, 1991, although a number of options granted thereunder remain outstanding. The 1992 Stock Option Plan was approved by the Company's stockholders on March 26, 1992, and most of the options granted thereunder remain outstanding. An option granted under either of these plans may be exercised until the tenth anniversary of the date when granted, unless the option has terminated earlier in accordance with its provisions. On the date of the particular grant, the Board or its Compensation Committee decides when each option may be exercised during its term, although the Board or the Committee may, in its discretion, accelerate the exercisability of any outstanding option. The exercise price of shares purchased pursuant to options granted under either of the plans may not be less than the fair market value of the Common Stock of the Company, determined as provided in the plans, on the date of the relevant grant.

     During the 1996 fiscal year, options were granted under the 1992 Stock Option Plan to four of the five executive officers of the Company who are identified above. In each case, the option price was the fair market value of the Common Stock as determined by taking the mean between the highest and the lowest sales prices reported on the American Stock Exchange on December 14, 1995, the date of the grant. Each of these options will allow the holder, except as indicated below, to purchase one half of the covered shares on and after the fourth anniversary of the grant, and the remainder on and after the fifth anniversary. The individual grants were as follows:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                     Potential
                                                                                Realizable Value at
                                       % of Total                                 Assumed Annual
                             Number     Options                                   Rates of Stock
                           of Shares   Granted to                               Price Appreciation
                           Underlying  Employees    Exercise                    for Option Term(*)
                            Options    in Fiscal     Price        Expiration    -------------------
           Name             Granted       Year     Per Share         Date          5%        10%
-------------------------- ----------  ----------  ----------    -------------  --------   --------
Mr. Johnson...............       --          --           --                --        --         --
Mr. O'Neil................   12,000        5.4%     $20.1875     Dec. 13, 2005  $152,350   $386,084
Mr. Crosetto..............    6,000        2.7%      20.1875     Dec. 13, 2005    76,174    193,042
Mr. Keating...............    5,000        2.3%      20.1875     Dec. 13, 2005    63,479    160,868
Mr. Marold................    5,000        2.3%      20.1875     Dec. 13, 2005    63,479    160,868

---------------

(*) This presentation is made in order to disclose the potential value which would accrue to the option holder if the option were exercised the day before it will expire and if the value per share had appreciated at a compounded annual rate, either five or ten percent as indicated above each column. The application of an absolute mathematical formula results in a higher potential realizable value for options granted at a time when the market value is relatively high. The assumed rates of appreciation of five and ten percent are prescribed by rules of the Securities and Exchange Commission on disclosure of executive compensation; the Company does not advocate or necessarily agree that these rates are indicative of future growth in the market price of the Common Stock.

---------------

     During the 1996 fiscal year, two of the Company's five executive officers identified above exercised stock options granted under the aforementioned 1981 Stock Option Plan. None of the options granted to those five executive officers under the 1992 Stock Option Plan have yet been exercised. In the following table, where both exercises are listed, amounts have been calculated to represent the realized values using the closing prices of the Common Stock on the American Stock Exchange for the respective dates of exercise:

                AGGREGATED OPTIONS EXERCISED IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                             Value of
                                                               Number of                    Unexercised
                                                              Unexercised                  In-the-Money
                          Number                              Options at                    Options at
                         of Shares                          Fiscal Year-End               Fiscal Year-End
                         Acquired         Value       ---------------------------   ---------------------------
         Name           on Exercise     Realized      Exercisable   Unexercisable   Exercisable   Unexercisable
----------------------  -----------   -------------   -----------   -------------   -----------   -------------
Mr. Johnson...........        --              --             --             --              --             --
Mr. O'Neil............        --              --         30,000         36,500       $ 272,500      $ 211,438
Mr. Crosetto..........     8,750         $99,063          9,000         31,250          80,078        216,219
Mr. Keating...........        --              --         19,750         38,250         171,797        293,203
Mr. Marold............     5,500          37,625         16,750         23,250         168,953        141,047

     Except as described below, the Company currently has no agreement with any of the five executive officers identified above which constitutes an employment contract, nor any compensatory arrangement with any of those officers under which benefits will become payable as a result of the termination of employment. The Company has no long-term incentive compensation plan under which the award of benefits is a function of changes in the market price of the Common Stock or other performance criteria. The Company did not grant stock appreciation rights or limited stock appreciation rights to any of its executive officers during the 1996 fiscal year, and has not adjusted or amended the exercise price of any stock option previously granted. In January 1996 Mr. Johnson received a one-time grant of 40,000 shares of restricted stock as part of a written agreement which was negotiated as a condition of his accepting employment and which defines his position with the Company. No other restricted stock awards were made to any of the five executive officers named above.

     An agreement entered into between the Company and Mr. Johnson in January 1996 provides that he will participate in all benefit plans, programs and arrangements generally applicable to the Company's senior executives, including the Company's incentive compensation program (as to which the agreement provides for a minimum bonus of $150,000 for 1996) and the pension benefits described below. If Mr. Johnson's employment with the Company should be terminated by him with good reason or by the Company without cause other than his death or permanent disability, he will receive (i) a lump sum equal to the bonus he received for the fiscal year prior to his year of termination, prorated for the period of his employment in the fiscal year in which his employment terminated, and (ii) 18 monthly payments each of which will be equal to one twelfth of his base annual salary in effect on his date of termination.

     The executive officers identified above and certain other key employees of the Company have entered into uniform Termination Protection Agreements with the Company which would provide limited benefits to any of such individuals if his employment were terminated without cause within two and a half years after a change in corporate control, as defined in the agreements. Such benefits would also be available if, prior to the change in control, the individual should be terminated at the request of the party acquiring control or he or she terminates employment at such a time on account of a substantial diminution of responsibilities or base compensation or in similar circumstances. The principal benefit in such a case would essentially be twice the individual's base salary and target bonus.

     Along with most other employees of the Company, the five officers identified above participate in the Company's Pension Plan, which is a defined benefit plan meeting regulatory requirements. Benefits under the Pension Plan, payable upon normal retirement at the age of sixty-five as a life annuity or the actuarial equivalent thereof, are based upon age, length of service and an average of the participant's five highest consecutive years of compensation.

     The Company also has a Supplemental Retirement Program for the five previously identified executive officers, as well as for certain other key employees, which is a non-qualified program governed by individualized agreements between each of those officers and the Company. The program provides supplemental benefits that are generally computed at one half of the average of the participant's annual salary and bonus for the immediately preceding five years, less the benefit payable from the aforementioned Pension Plan. The program normally gives full supplemental benefits to participants who retire after attaining the age of sixty-five with twenty or more years of service, or partial benefits at retirement after the age of fifty-five based upon the actual years of service or, in
Mr. O'Neil's case, earlier if his employment is terminated involuntarily. The occurrence of certain events resulting in a change of corporate control may accelerate the vesting and payment of partial benefits. In addition, there are provisions for benefits in the event of death or disability while employed, regardless of the age of the participant.

     Inasmuch as four of the five previously identified executive officers of the Company will, by their normal retirement at the age of sixty-five, have become eligible for a full benefit under the combination of the Pension Plan and the Supplemental Retirement Program described above, their respective years of service will not be a factor in calculating the annual benefits that will become payable to them respectively at normal retirement. Because Mr. Johnson, on the other hand, will have fewer than twenty years of service upon reaching normal retirement age, he will receive 70% of the full benefit described above. The full benefits may be estimated, depending upon the average compensation of the respective participants, from the following table:

                            RETIREMENT BENEFIT TABLE

                         Average              Annual
                       Remuneration           Benefit
                      -------------           --------
                      $  200,000              $100,000
                         400,000               200,000
                         600,000               300,000
                         800,000               400,000
                       1,000,000               500,000

     Indicated below is the beneficial ownership of the Common Stock by each of the five previously identified executive officers of the Company and by all Directors and executive officers as a group, as of the record date for the Annual Meeting, except as otherwise noted:

                        SECURITY OWNERSHIP OF MANAGEMENT

                                               Number        Percent of      Nature of
                      Name                  of Shares(1)    Outstanding     Ownership(2)
        ---------------------------------   -------------   ------------    ------------
        Mr. Johnson......................        48,044     Less than 1%       Direct
        Mr. O'Neil.......................        52,280     Less than 1%       Direct
        Mr. Crosetto.....................        14,288     Less than 1%       Direct
        Mr. Keating......................        31,403     Less than 1%       Direct
        Mr. Marold.......................        23,622     Less than 1%       Direct
        All directors and executive
          officers as a group(3).........     2,202,324        11.8%           Direct

---------------

(1) The figures in the table for the named individuals include shares owned outright as well as options to purchase shares which are currently exercisable by each of them under the Company's Stock Option Plans or which will become exercisable within sixty days after the record date for the Annual Meeting. The respective figures also include shares held by the trustees of the Employees' Stock Purchase Plan for the benefit of each named individual as of the most recently completed fiscal quarter for which such figures are available, as well as stock units awarded to each individual under the Company's Deferred Award Plan in the following amounts: Mr. Johnson 7,978 units, Mr. O'Neil 3,770 units, Mr. Crosetto 1,436 units, Mr. Keating 798 units, Mr. Marold 958 units, and all directors and executive officers as a group 18,386 units.

(2) Except as indicated in Note 3 below.

(3) In addition to the current Directors and the five executives named in the table, this group also includes seven other corporate officers of the Company. Because certain officers in this group are trustees of the Employees' Stock Purchase Plan and as such have the right to vote the shares held by that plan on behalf of its employee participants, they may be deemed to be beneficial owners of the 474,383 shares held by that plan as of the record date, and such shares are therefore included in the total shown as beneficially owned by the group. Also included are options to purchase an aggregate of 138,647 shares under the Company's Stock Option Plans which are currently exercisable by all members of the group or will become exercisable within sixty days after the record date.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

     Summarized below are policies and practices which the Compensation Committee of the Board of Directors has applied during the Company's 1996 fiscal year in determining the compensation of the Company's officers and key executives, including the five most highly compensated individuals named elsewhere in this Proxy Statement. In the Committee's opinion, the compensation received by the Company's officers and key executives during 1996 was not only appropriate and in keeping with the collective best interests of the Company, its employees and its stockholders, but also reflected our efforts to maximize the long-term value of the Company's stock by placing greater emphasis on the role of value-based management in the compensation of executives.

     The long-standing policy of the Company has been to maintain the compensation of its key executives at reasonable but competitive levels. During 1996, the Committee commissioned a leading compensation consulting firm to review the Company's program with reference to other corporations which are comparable either because they are substantial competitors in the printing industry or because their business patterns resemble those of the Company. That study clearly indicated that, although overall cash compensation appeared to be only slightly lower than the comparable medians, base salaries of the Company's key employees were some 10% to 20% lower than those at the similar corporations available for comparison. Therefore, considering the consultants' findings, the Committee determined to raise base salaries for the coming year while short-term cash incentives for the same individuals were adjusted in a manner calculated to produce a net increase of about 5% in total cash compensation.

     As with the compensation adjustments mentioned above, the Committee has made other efforts to structure executive compensation so as to maintain the Company's position as an industry leader in its highly specialized areas of business. Our objective has been to attract and retain capable executives through incentive policies which supplement base salaries by recognizing each individual's contribution to the operating performance of his or her business unit and of the Company as a whole. Such contributions are measured by the achievement of targeted profitability and by the accomplishment of other strategic objectives, both qualitative and quantitative. The latter strategic objectives include the successful integration of new products and services within existing units, the application of new technologies, the improvement of internal organization with particular emphasis on networking and coordination, the introduction of new operating efficiencies and cost-reductions, and the ongoing effort to heighten the quality awareness of every employee. With regard to all incentive compensation based on profitability, it should be noted that fiscal 1996 was the most profitable since the Company was founded 222 years ago.

     In addition to cash compensation, periodic incentive stock option grants are proposed by the Chief Executive Officer ("CEO") for the Company's key employees other than himself and are subject to approval by the Committee, none of whose members are or have ever been employed by the Company. The number of options granted to each optionee under the plans described elsewhere in this Proxy Statement reflects his or her personal achievements and opportunity for contribution to the overall profitability of the Company. In making specific awards, the Committee also took into account prior grants made to the same grantees as well as those made to others. The purposes of the plans are not only to attract and retain capable executives and other key employees, but also to induce them to promote the long-term interests of the Company and its stockholders through their direct ownership of the Company's stock. Because these options become exercisable on an incremental basis over a period of years, such grants help to secure the continued employment of each optionee, while his or her sustained efforts over the years may also create an appreciating equity position for each optionee.

     Respecting the incentive compensation of the CEO, the Committee's primary consideration has normally been whether the Company has achieved a targeted level of net income, and a confidential formula based upon the Company's net income has then been applied. In the case of the current CEO, however, the Committee notes that he was elected to that position by the Board of Directors after fiscal 1996 had already begun, and that in his written agreement, negotiated at the time he joined the Company, the amounts of his base salary and minimum incentive compensation for his first year were fixed as conditions of his accepting employment. The Committee concluded that the Company's performance during the year had significantly exceeded the CEO's incentive target level and that an additional incentive compensation award was therefore merited. The Committee did not make a grant of incentive stock options to the CEO for 1996, although a special, one-time award of restricted stock, vesting over a period of years beginning next year, was made when his employment commenced in accordance with that same written agreement between him and the Company.

     During fiscal 1996, all the actions and recommendations of the Committee which required such approval were ratified unanimously by the full Board of Directors. Furthermore, it should be added that the specific targets and strategic objectives, the formulas defining the relationship of corporate performance to executive compensation, and the other quantitative or qualitative factors considered by the Committee all involved highly confidential business information, and that we believe specific disclosure thereof could have a substantial adverse effect upon the Company.

     This report was submitted on January 30, 1997 by the undersigned, being all the members of the Compensation Committee.

                                          H. Marshall Schwarz, Chairman
                                          Wendell M. Smith
                                          Thomas O. Stanley
                                          Beverley B. Wadsworth

Performance Graph

     The following graph compares on a cumulative basis the yearly percentage change over the last five fiscal years in (a) the total stockholder return on the Company's Common Stock with (b) the total return on the Standard & Poor's 500 Index ("S&P 500") and (c) the total return on the Standard & Poor's Services (Commercial & Consumer) Index. Such yearly percentage change has been measured by dividing (i) the sum of (A) the amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the price per share at the end and that at the beginning of the measurement period, by
(ii) the price per share at the beginning of the measurement period. The price of each unit has been set at $100 on October 31, 1991, in the preparation of the graph.

     The S&P 500 has been selected for comparison as a broad equity market index. The Services (Commercial & Consumer) index, previously known as the Standard & Poors Specialized Services index, was chosen for comparison as a peer group, in part because it included the Company itself. The Services (Commercial & Consumer) index includes the capital-weighted performance results of companies classified in specialized services which are also included in the S&P 500.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
   AMONG BOWNE & CO., INC., S&P 500 AND S&P SERVICES (COMMERCIAL & CONSUMER)
                        (FISCAL YEARS ENDING OCTOBER 31)

                                                                               S&P SERVICES
        MEASUREMENT PERIOD                                                     (COMMERCIAL &
      (FISCAL YEAR COVERED)          BOWNE & CO., INC.        S&P 500            CONSUMER)
1991                                     100.00               100.00              100.00
1992                                     112.51               109.95               98.75
1993                                     163.49               126.39               90.74
1994                                     130.36               131.27               90.91
1995                                     154.88               165.88              111.55
1996                                     197.84               205.84              124.32

     The immediately preceding sections entitled "Report of the Compensation Committee of the Board of Directors on Executive Compensation" and "Performance Graph" do not constitute soliciting material for purposes of Rule 14a-9 of the Securities and Exchange Commission, may not be deemed to have been filed with the Commission for purposes of Section 18 of the Securities Exchange Act of 1934, and are not to be incorporated by reference into any other filing made with the Commission by the Company.

Insurance Statement

     Periodically the Company renews its insurance policy covering the directors and officers of the Company and of its subsidiaries against certain liabilities they may incur in performing their duties. The policy also insures the Company against its obligations to indemnify those same individuals for such liabilities. This coverage is currently provided by Federal Insurance Company for one year commencing June 16, 1996 with a premium of $175,000.

Ratification of Appointment of Auditors

     At a meeting held on January 30, 1997, the Board of Directors appointed the accounting firm of Ernst & Young LLP ("Ernst & Young") to be the auditors of the Company for the current fiscal year ending October 31, 1997, subject to the ratification of such appointment by the affirmative vote of the holders of a majority of the outstanding Common Stock entitled to vote at the Annual Meeting. Ernst & Young is considered to be a well-qualified firm. Should a majority of the shares duly voted at the Annual Meeting fail to concur in the appointment of Ernst & Young, the selection of auditors will be reconsidered by the Board of Directors.

     The Company has been informed that neither Ernst & Young nor any member thereof has any relationship with the Company or its subsidiaries other than that arising from such firm's employment as auditors. Representatives of Ernst & Young are expected to be present at the Annual Meeting and will be afforded an opportunity to make a statement, if they wish, and to respond to appropriate stockholders' questions, if any.

     The firm of Ernst & Young has served as the Company's auditors since 1991. The services rendered by Ernst & Young to the Company with respect to the 1996 fiscal year included (1) examination of the consolidated financial statements contained in the Company's Annual Report to Stockholders and in its Annual Report on Form 10-K, (2) examination of the financial statements of the Company's employee benefit plans, (3) consultation on various accounting matters, (4) meetings with the Audit Committee of the Board of Directors, (5) preparation of federal and state tax returns for the Company and its subsidiaries, (6) tax services in connection with the Company's employee benefit plans, (7) "due diligence" examinations of proposed acquisition candidates, and
(8) miscellaneous tax services as required. The Audit Committee annually reviews the services rendered by the Company's auditors, as well as the possible effect thereof on auditor independence, and has approved the nature of such services.

     The Board of Directors recommends a vote for the ratification of the appointment of Ernst & Young as the Company's auditors for the fiscal year ending October 31, 1997. The vote required for such ratification is a majority of the votes duly cast by stockholders entitled to vote at the Annual Meeting.

Ratification of Adoption of 1997 Stock Incentive Plan

     It is proposed that the stockholders ratify the Board of Directors' adoption of the 1997 Stock Incentive Plan (the "1997 Plan") for officers and other key employees of the Company, which is set forth in Exhibit A. The purposes of the Plan are to aid the Company and its subsidiaries in attracting and retaining capable officers and key employees, to provide an inducement to such personnel to promote the best interests of the Company by enabling them to acquire stock ownership in the Company, and to maximize the long-term value of the Company's stock by placing greater emphasis on the role of value-based management in the compensation of its key employees. The Plan was adopted by the Board of Directors at a meeting held on January 30, 1997, with an effective date of November 21, 1996, subject to ratification of such adoption by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting.

Summary of the 1997 Plan

     The following is a brief summary of the terms of the 1997 Plan. The summary does not purport to be complete and is qualified in its entirety by the full text of the 1997 Plan set forth in Exhibit A to this Proxy Statement.

     The total number of shares authorized for grants of awards under the 1997 Plan ("Awards") is 850,000, subject to adjustment to avoid dilution. Through the sixth anniversary of the approval of the 1997 Plan, the maximum number of shares available for grants of Awards to any one Participant, including awards granted under any other plans, will not exceed 3% of the then outstanding shares on the date when the 1997 Plan is adopted by the Board.

     Awards may be options ("Options"), which may be ISOs or Non-ISOs; stock appreciation rights ("SARs") or limited stock appreciation rights ("LSARs") granted in tandem with Options or designated portions thereof, or as independent Awards; or other Awards ("Other Share-Based Awards") that are valued in whole or in part by reference to, or are otherwise based on, the fair market value of shares. SARs, LSARs or Other Share-Based Awards may be paid in shares, cash or a combination hereof.

     The 1997 Plan will be administered by a committee (the "Committee") appointed by the Board. The Committee will consist of three or more directors, the majority of whom will be "outside directors" as defined in Section 162(m) of the Code and the regulations promulgated thereunder, and, to the extent necessary to comply with the rules promulgated under Section 16 of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), each director shall be a "non-employee director" within the meaning of the Exchange Act. The Committee has the authority (i) to exercise all of the powers granted to it under the 1997 Plan, (ii) to construe and interpret the 1997 Plan and any Award Agreements executed pursuant to the 1997 Plan and (iii) to establish and amend rules and regulations relating to the 1997 Plan.

     The per share exercise price of an Option may not be less than the fair market value of a share on the date the Option is granted and Options cannot be exercised later than ten years from the date of grant. Subject to the provisions of the 1997 Plan, an Option or designated portion thereof may be exercised by payment of the exercise price in cash; through the delivery of shares with an aggregate fair market value on the date of exercise equal to the exercise price; through the withholding of shares issuable upon exercise with an aggregate fair market value on the date of exercise equal to the exercise price; or through the delivery of irrevocable instructions to a broker to deliver promptly to the Company or its designee an amount equal to the exercise price or by any combination of the above methods of payment.

     The Committee may grant a stock appreciation right or a limited stock appreciation right in conjunction with an Option or designated portion thereof at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option. For purposes of determining the number of shares available for grants, a stock appreciation right or limited stock appreciation right granted in conjunction with an Option shall not be deemed an independent Award. The exercise price per share of a stock appreciation right not granted in conjunction with an Option may not be less than the fair market value of a share on the date the stock appreciation right is granted or, in the case of a stock appreciation right granted in conjunction with an Option or designated portion thereof, the exercise price per share of the related Option.

     Upon the exercise of a stock appreciation right, the Participant shall be entitled to receive with respect to each share to which such stock appreciation right related an amount in cash and/or shares, as the case may be, equal to the excess of (i) the fair market value of a share on the date of exercise over (ii) the exercise price of the stock appreciation right.

     Upon the exercise of a limited stock appreciation right, which can only be exercised with the 60 day period commencing upon the date of the first public disclosure of a Change of Control (as defined in the 1997 Plan), the Participant shall be entitled to receive with respect to each share to which such limited stock appreciation right related an amount in cash and/or shares, as the case may be, equal to the excess of (i) the greater of (A) the highest price of a share paid in connection with the Change of Control or (B) the highest fair market value of a share in the 90 day period preceding the Change of Control, over (ii) the exercise price of the limited stock appreciation right.

     The Committee may grant, in its sole discretion, other Awards of shares or Other Share-Based Awards. Certain of such Other Share-Based Awards ("Performance-Based Award") may be granted in a manner that is deductible by an affiliate of the Company under Section 162(m) of the Code and may be based upon one or more of return on equity, return on investment capital, economic value added, cash flow return on investment, interest expense after tax, net cash provided by operations, net income after taxes, free cash flow, stock price, market share, sales, earnings per share or costs.

     Unless otherwise determined by the Committee, each Award will be non-transferable during the lifetime of the Participant. The Board may suspend, amend or terminate the 1997 Plan, in whole or in part. No amendment may be made without approval of the shareholders, however, if such approval is required by the rules under the Exchange Act. Furthermore, no amendment, suspension of termination of the 1997 Plan may, without the consent of a grantee, impair any of the rights or obligations under any Award previously granted to such Participant under the 1997 Plan.

     On November 21, 1996, Messrs. Johnson and O'Neil were awarded options at an exercise price of $22.3125 per share. These options will expire on November 20, 2006, and are subject to the ratification of the 1997 Plan by the Company's stockholders. Mr. Johnson received options to purchase 40,000 shares on such terms, and Mr. O'Neil 1,100. No other awards have yet been made under the 1997 Plan.

     Awards under the 1997 Plan are authorized by the Committee in its sole discretion. For this reason, it is not possible to determine the benefits or amounts that will be received by any particular employees or group of employees in the future.

Federal Income Tax Consequences

     With respect to the United States federal income tax consequences of the 1997 Plan, the Company has been advised as follows:

     ISOs. Under present law, a Participant will not realize taxable income upon either the grant or the exercise of an ISO, and the Participant's employer will not receive an income tax deduction at either such time. If the Participant does not dispose of shares acquired upon exercise of the ISO within either (i) two years after the date of the grant of the ISO or (ii) one year after the date of exercise, a subsequent sale of the shares will be taxed as long-term capital gain or loss. If the Participant, within either of the above periods, disposes of shares acquired upon exercise of the ISO, the Participant will generally realize as ordinary income an amount equal to the lesser of (i) the gain realized by the Participant on such disposition or (ii) the excess of the fair market value of the shares on the date of the exercise over the exercise price. In such event, the Participant's employer generally would be entitled to an income tax deduction equal to the amount recognized as ordinary income by the Participant. Any gain in excess of such amount realized by the Participant as ordinary income would be taxed as short-term or long-term capital gain (depending on the holding period). The difference between the exercise price and the fair market value of the shares at the time the ISO is exercised will generally be an adjustment in computing alternative minimum taxable income for the purpose of the alternative minimum tax imposed by Section 55 of the Code.

     Non-ISOs. Under present law, a Participant will not realize taxable income upon the grant of a Non-ISO and the Participant's employer will not receive an income tax deduction at such time. Upon exercise of a non-ISO, the Participant will generally realize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. Upon a subsequent sale of the shares, the Participant will recognize short-term or long-term capital gain depending upon his or her holding period for the shares. The Participant's employer is generally allowed an income tax deduction equal to the amount recognized as ordinary income by the Participant.

     Stock Appreciation Rights or Limited Stock Appreciation Rights. Amounts received by the Participant upon the exercise of stock appreciation right are taxed at ordinary rates when received. The

Participant's employer is generally allowed an income tax deduction equal to the amount recognized as ordinary income by the Participant, except that limited stock appreciation rights may not qualify as "performance based" compensation and their deductibility may be limited by Section 162(m) of the Code (see "Compliance with Section 162(m)" below).

     Other Share-Based Awards. Amounts received by the Participant upon the grant of Other Share-Based Awards are ordinarily taxed at ordinary rates when received. However, if such Awards consist of property subject to restrictions, the amounts generally will not be taxed until the restrictions lapse or until the Participant makes an election under Section 83(b) of the Code. Subject to
Section 162(m) of the Code, the Participant's employer is generally allowed an income tax deduction, equal to the amount recognized as ordinary income by the Participant, at the time such amount is taxed.

     Compliance with Section 162(m). The 1997 Plan should allow certain ISOs, Non-ISOs, stock appreciation rights and Performance-Based Awards granted under the 1997 Plan to be treated as qualified performance-based compensation under
Section 162(m) of the Code, however limited stock appreciation rights may not qualify as performance-based compensation under Section 162(m) of the Code and may not be deductible under Section 162(m) of the Code. In addition, the Committee may from time to time award other compensation that is not deductible under Section 162(m) of the Code.

Shareholder Approval

     The Board of Directors recommends that shareholders vote to ratify the 1997 Plan. The persons named in the enclosed proxy accordingly intend to vote at the Annual Meeting for the approval of the 1997 Plan unless otherwise directed by the shareholder appointing them.

Other Matters

     Although there is no business, so far as is now known to the Company, except that set forth above to be presented for action by the Company's stockholders at the Annual Meeting, it is intended that the shares represented by the proxies solicited herewith will be voted on any other matters and proposals that may properly come before the meeting, or any adjournment thereof, in accordance with the discretion of the persons named therein as attorneys-in-fact and agents, unless contrary written instructions are received.

Amendments to the By-Laws

     On September 26, 1996, the Board of Directors amended the By-Laws so as to delete the following provision from Article III, Section 1 thereof: "No director may continue to serve on the Board of Directors, and no other person may be nominated or elected to the Board, after he or she has attained the age of 70." In addition, the Board declared the policy of the Company to be that no one having attained the age of 72 should be nominated or elected to the Board, and that all Directors should normally be encouraged to retire from the Board upon attaining that age.

     In addition, on January 30, 1997, the Board also amended the Company's By-Laws by deleting Article III, Section 4, which had dealt with nominations to the Board of Directors, and instead added the following provisions to a new
Section 9 of Article II dealing with that subject more comprehensively:

     "The Board of Directors may nominate candidates for election as directors of the Corporation and may propose such other matters for approval of the stockholders as the Board deems necessary or appropriate.

     "Any stockholder entitled to vote for directors may nominate candidates for election as directors of the Corporation, provided, however, that so long as the Corporation has more than one stockholder, no nominations for director of the Corporation by any person other than the Board of Directors shall be presented to any meeting of the stockholders unless the person making the nomination is a record stockholder and shall have delivered a written notice to the Secretary of the Corporation not earlier than ninety (90) days nor later than sixty (60) days in advance of the anniversary of the date of the immediately preceding annual meeting or if the date of the annual meeting occurs more than thirty (30) days before or sixty (60) days after the anniversary of such immediately preceding annual meeting, not later than the close of business on the later of (i) the sixtieth day prior to such annual meeting and (ii) the tenth day following the date on which public announcement of the date of such meeting is first made. Such notice shall (a) set forth the name and address of the person advancing such nomination and the nominee, together with such information concerning the person making the nomination and the nominee as would be required by the appropriate rules and regulations of the Securities and Exchange Commission to be included in a proxy statement soliciting proxies for the election of such nominee, and (b) shall include the duly executed written consent of such nominee to serve as a director if elected."

     New Section 9 also contains a provision requiring substantially the same notice for the proposal of other matters by any person other than the Board of Directors at a regular or special meeting of stockholders.

Proposals of Security Holders

     A proposal by a security holder intended to be presented at the Company's 1998 Annual Meeting of Stockholders and to be included in the Proxy Statement therefor must be received in writing at the Company's principal executive offices at 345 Hudson Street, New York, New York 10014, marked to the attention of the Corporate Secretary, no later than October 9, 1997. As described under "Amendments to the By-Laws" above, in order to be properly brought before the meeting, any such proposal must be received by January 26, 1998 (that is, 60 days before the anniversary of the 1997 Annual Meeting).

                           AVAILABILITY OF FORM 10-K

     THE COMPANY WILL PROVIDE TO ANY STOCKHOLDER WITHOUT CHARGE, UPON THE WRITTEN REQUEST OF THAT STOCKHOLDER, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH REQUESTS SHOULD BE ADDRESSED TO:
DOUGLAS F. BAUER, COUNSEL & CORPORATE SECRETARY, BOWNE & CO., INC., 345 HUDSON STREET, NEW YORK, NEW YORK 10014.

--------------------------------------------------------------------------------

PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE
     ENCLOSED REPLY ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED IF
                  MAILED IN THE UNITED STATES.

--------------------------------------------------------------------------------

                                                                       EXHIBIT A

                               BOWNE & CO., INC.

                           1997 STOCK INCENTIVE PLAN

                                   ARTICLE I

  PURPOSE

     The purpose of the Bowne & Co., Inc. 1997 Stock Incentive Plan is to provide selected key employees of Bowne & Co., Inc. and its subsidiaries an opportunity to benefit from the appreciation in the value of the common stock of Bowne & Co., Inc., thus providing an increased incentive for such employees to contribute to the future success and prosperity of Bowne & Co., Inc., enhancing the value of the common stock for the benefit of the shareholders and increasing the ability of Bowne & Co., Inc. and its subsidiaries to attract and retain individuals of exceptional skill.

                                   ARTICLE II

  DEFINITIONS

     The following capitalized terms used in the Plan have the respective meanings set forth in this Article:

     2.1 Act: The United States Securities Exchange Act of 1934, as amended.

     2.2 Affiliate: A person or entity controlling, controlled by, or under common control with, Bowne & Co., Inc.

     2.3 Approval Date: The date of approval of the Plan by the shareholders of Bowne & Co., Inc.

     2.4 Award: An Option, Stock Appreciation Right, Limited Stock Appreciation Right or other award granted under the Plan.

     2.5 Board: The Board of Directors of Bowne & Co., Inc.

     2.6 Change of Control: A "Change of Control" shall be deemed, for all purposes of the Plan, to have taken place upon the occurrence of:

          (i) the acquisition by any person (including a "group" within the meaning of Section 13(d)(3) or 14(d)(2) of the Act, other than the Company or any of its subsidiaries or any employee benefit plan of the Company, of "beneficial ownership" (within the meaning of Rule 13d-3 of the rules of the Securities and Exchange Commission) of 15% or more of the combined voting power of the Company's then outstanding voting securities,

          (ii) the first purchase under a tender offer or exchange offer, other than by the Company or any of its subsidiaries, pursuant to which shares of Common Stock have been purchased,

          (iii) the first day on which less than two-thirds of the total membership of the Board shall be directors who were members of the Board on the effective date of the Plan or who are recommended or elected to the Board by a majority of the members of the Board who either were directors on the effective date of the Plan or were so recommended or elected, or

          (iv) approval by stockholders of the Company of a merger, consolidation, liquidation or dissolution of the Company, or of the sale of all or substantially all of the assets of the Company.

     2.7 Code: The United States Internal Revenue Code of 1986, as amended.

     2.8 Committee: The Compensation Committee of the Board or such other persons designated by the Board.

     2.9 Common Stock: The common stock of Bowne & Co., Inc.

     2.10 Company: Bowne & Co., Inc.

     2.11 Employer: The Company that employs the employee or Participant.

     2.12 Fair Market Value: The mean between the highest and lowest sales prices reported as having occurred on the American Stock Exchange on the date of determination thereof (or, if the Common Stock of the Company is not then traded on the American Stock Exchange, the mean between the highest and lowest sales prices reported as having occurred on the principal market (as determined by the Committee) on which such stock is then traded) or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; provided, however, that, if the Common Stock of the Company has not been traded for ten trading days or if there ceases to be a principal market for the Common Stock of the Company, the "Fair Market Value" of such Common Stock shall be determined by the Committee in its reasonable discretion and in good faith and, in the case of an ISO, in accordance with Section 422 of the Code.

     2.13 ISO: An incentive stock option within the meaning of Section 422 of the Code.

     2.14 Limited Stock Appreciation Rights or LSARs: a limited stock appreciation right granted under the Plan.

     2.15 Non-Employee Directors: Members of the Board who are not full time employees of the Company and who are eligible to serve as Plan administrators or to approve Awards under the provisions of Rule 16b-3 promulgated under the Act. The preceding sentence shall have no effect if any specification of such persons is eliminated from the rules promulgated under Section 16 of the Act.

     2.16 Non-ISO: A stock option that is not an ISO.

     2.17 Option: A stock option (whether ISO or Non-ISO) granted under the Plan.

     2.18 Option Price: The purchase price of one share of common stock under an Option.

     2.19 Participant: A key employee of the Company who has been selected by the Committee to receive an Award under the Plan.

     2.20 Parent Corporation: A parent corporation, as defined in Section 424(e) of the Code.

     2.21 Plan: The Bowne & Co., Inc. 1997 Stock Incentive Plan, as from time to time amended.

     2.22 Stock Appreciation Right: A stock appreciation right granted under the Plan.

     2.23 Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code.

     2.24 Termination Date: With respect to each Award, a date fixed by the Committee; provided that with respect to an Option, such date shall not be later than the day preceding the tenth anniversary of its date of grant.

                                  ARTICLE III

  ADMINISTRATION

     3.1 Administrative Powers: Except as otherwise provided in the Plan, the Committee (or any subcommittee thereof) shall administer the Plan and shall have full power and discretion to grant Awards, construe and interpret the Plan, establish and amend rules and regulations for its administration, and perform all other acts relating to the Plan, including the delegation of administrative responsibilities, that it believes reasonable and proper.

     3.2 Committee Members: The Committee shall consist of not less than three persons, (a) all of whom shall be Non-Employee Directors and (b) at least two of whom shall be "outside directors" as defined in Section 162(m) of the Code and the regulations promulgated thereunder.

     3.3 Power to Select Employees: Subject to the provisions of the Plan, the Committee (or any subcommittee thereof) or the Board shall, in its discretion, determine which employees shall be granted Awards and the terms and conditions of Awards.

     3.4 Decisions are Final: Any decision made, or action taken, by the Committee, any subcommittee thereof or the Board arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive.

                                   ARTICLE IV

  LIMITATIONS ON THE AMOUNT OF AWARD GRANTS

     4.1 Common Stock Subject to the Plan: The total number of shares of Common Stock upon which Awards may be based shall be 850,000 subject to adjustment in accordance with Article XIV of the Plan. For purposes of this Section, a Stock Appreciation Right granted pursuant to clause (b) of Section 7.1 and a Limited Stock Appreciation Right granted pursuant to clause (b) of Section 7.5 shall not be deemed to be Awards separate from the Option, or portion thereof, to which they relate. For purposes of this Section, an Option, or portion thereof, exercised through the exercise of such a Stock Appreciation Right or Limited Stock Appreciation Right shall be treated, to the extent settled in Common Stock, as though the Option, or portion thereof, had been exercised through the purchase of Common Stock, with the result that the shares of Common Stock subject to the Option, or portion thereof, that was so exercised shall not be available for future grants of Awards.

     4.2 Common Stock to be Granted to a Participant: During the period from the Approval Date through the sixth anniversary of the Approval Date, the total number of shares of Common Stock available for grants to any one Participant of Awards under the Plan shall not exceed 3% of the then outstanding Common Stock on the date when the Plan is adopted by the Board.

                                   ARTICLE V

  ELIGIBILITY

     Awards may be granted to selected key employees of the Company or any Subsidiary or Affiliate thereof.

                                   ARTICLE VI

  TERMS OF OPTIONS

     6.1 Option Price: Except as provided in Section 6.3 of the Plan, the Option Price shall be no less than the Fair Market Value of a share of Common Stock on the date the Option is granted.

     6.2 Period of Exercise: The Committee shall determine the dates after which Options may be exercised in whole or in part; provided, however, that an Option shall not be exercised prior to the Approval Date nor later than its Termination Date. The Committee may amend an Option to accelerate the date after which such Option may be exercised in whole or in part. Moreover, the exercisability of any Option shall automatically be accelerated upon the occurrence of a Change of Control. An Option which has not been exercised on or prior to its Termination Date shall be cancelled.

     6.3 Special Rules Regarding ISOs Granted to Certain Employees:
Notwithstanding any contrary provisions of Sections 6.1 and 6.2 of the Plan, no ISO shall be granted to any employee who, at the time the Option is granted, owns (directly or within the meaning of Section 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of the Employer or of any Subsidiary or Parent Corporation thereof, unless (a) the Option Price under such Option is at least 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted and (b) the Termination Date of such Option is a date not later than the day preceding the fifth anniversary of the date on which the Option is granted.

     6.4 Manner of Exercise and Payment: Subject to Section 6.2 of the Plan, an Option, or portion thereof, shall be exercised by delivery of a written notice of exercise to the Company and payment of the full price of the shares of Common Stock being purchased pursuant to the Option. A Participant or his or her legal representative may exercise an Option with respect to less than the full number of Common Stock for which the Option may then be exercised, but a Participant must exercise the Option in full Common Stock. The price of Common Stock purchased pursuant to an Option, or portion thereof, may be paid:

          (a) in United States dollars in cash or by check, bank draft or money order payable to the order of the Company;

          (b) through the delivery of Common Stock with an aggregate Fair Market Value on the date of exercise equal to the Option Price;

          (c) through the withholding of Common Stock issuable upon exercise with an aggregate Fair Market Value on the date of exercise equal to the Option Price;

          (d) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the Option Price; or

          (e) by any combination of the above methods of payment;

        provided, however, that the Company shall not be obligated to purchase or accept the surrender in payment of any such shares of Common Stock if any such action would be prohibited by the applicable laws governing the Company or the Committee shall determine that such action is not in the best interests of the Company. The Committee shall determine acceptable methods for providing notice of exercise, for tendering Common Stock or for delivering irrevocable instructions to a broker and may impose such limitations and prohibitions on the use of Common Stock or irrevocable instructions to a broker to exercise an Option as it deems appropriate.

     6.5 Notification of Sales of Common Shares: Any Participant who disposes of Common Stock acquired upon the exercise of an ISO either (a) within two years after the date of the grant of the ISO under which the Common Stock were acquired or (b) within one year after the transfer of such Common Stock to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition.

                                  ARTICLE VII

  TERMS OF STOCK APPRECIATION RIGHTS

     7.1 Grants of Stock Appreciation Rights: A Stock Appreciation Right ("SAR") may be granted (a) independent of an Option or (b) in conjunction with an Option, or portion thereof. An SAR granted pursuant to clause (b) of the preceding sentence may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option.

     7.2 Exercise Price: The exercise price per share of Common Stock of an SAR shall be an amount determined by the Committee but in no event shall such amount be less than the Fair Market Value of a share of Common Stock on the date the SAR is granted or, in the case of an SAR granted in conjunction with an Option, or portion thereof, the Option Price of the related Option.

     7.3 Period of Exercise: The Committee shall determine the dates after which SARs may be exercised in whole or in part; provided, however, that an SAR shall not be exercised prior to the Approval Date nor later than its Termination Date. The Committee may amend an SAR to accelerate the date after which it may be exercised in whole or in part. In the event of a Change of Control, all SARs shall become immediately and fully exercisable. An SAR which has not been exercised on or prior to its Termination Date shall be cancelled. An SAR granted in conjunction with an Option, or portion thereof, shall not be exercised unless such Option, or portion thereof, is otherwise exercisable, and such an SAR shall be cancelled to the extent the Option to which it relates has been exercised, or has expired, been terminated or been cancelled for any reason.

     7.4 Exercise of Stock Appreciation Rights: An SAR, or portion thereof, shall be exercised in accordance with such procedures as may be established by the Committee. Upon the exercise of an SAR, the Participant or his or her legal representative shall be entitled to receive from the Company with respect to each share of Common Stock to which such SAR relates an amount equal to the excess of (a) the Fair Market Value of a share of Common Stock on the date of exercise over (b) the exercise price of the SAR. Such amount shall be paid in cash and/or Common Stock at the discretion of the Committee. The number of shares of Common Stock, if any, issued as a result of the exercise of an SAR shall be based on the Fair Market Value of such shares of Common Stock on the date of exercise. Upon the exercise of an SAR, or portion thereof, granted in conjunction with an Option, or portion thereof, the Option, or portion thereof, to which such SAR relates shall be deemed in the case of a cash payment to have been cancelled and in the case of a payment in Common Stock to have been exercised.

     7.5 Grants of Limited Stock Appreciation Rights: The Committee may, in its sole discretion, grant Limited Stock Appreciation Rights ("LSARs"). LSARs may be granted (a) independent of an Option or (b) in conjunction with an Option, or portion thereof. An LSAR granted pursuant to clause (b) of the preceding sentence may be granted at the time the related Option is granted or at any time the prior to the exercise or cancellation of the related Option. LSARs shall be treated in the same manner as SARs except that:

          (i) LSARs may only be exercised within the 60 day period commencing upon the date of the first public disclosure of a Change of Control;

          (ii) upon the exercise of an LSAR, the Participant or his or her legal representative shall be entitled to receive from the Company with respect to each share of Common Stock to which such LSAR relates an amount equal to the excess of (a) the greater of (I) the highest price per share of Common Stock paid in connection with the Change of Control or (II) the highest Fair Market Value of a share of Common Stock in the 90 day period preceding the Change of Control, over (b) the exercise price of the LSAR; and

          (iii) LSARs shall have such other terms and conditions as the Committee, in its sole discretion, shall determine are appropriate.

                                  ARTICLE VIII

  OTHER STOCK-BASED AWARDS

     Other Awards of Common Stock and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Common Stock may be granted under the Plan in the discretion of the Committee. Such Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more shares of Common Stock, or the equivalent cash value of such Common Stock, upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Such Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when such Awards will be made, the number of shares of Common Stock to be awarded under (or otherwise related to) such Awards, whether such Awards shall be settled in cash, Common Stock or a combination of cash and Common Stock, and all other terms and conditions of such Awards. Notwithstanding the foregoing, certain Awards granted under this Article VIII of the Plan may be granted in a manner which is deductible by the Company under Section 162(m) of the Code. Such Awards (the "Performance-Based Awards") shall be based upon one or more of return on equity, return on investment capital, economic value added, cash flow return on investment, interest expense after tax, net cash provided by operations, net income after taxes, free cash flow, stock price, market share, sales, earnings per share or costs.

                                   ARTICLE IX

  DIVIDEND EQUIVALENTS

     At or after the grant of an Award, the Committee, in its discretion, may provide the Participant with dividend equivalents with respect to such Award.

                                   ARTICLE X

  AWARD AGREEMENTS

     All Awards shall be evidenced by written agreements executed by the Company and the Participant. Such agreements shall be subject to the applicable provisions of the Plan, and shall contain such provisions as are required by the Plan and any other provisions the Committee may prescribe; provided, however, that with respect to Options, those Options that are intended to be ISOs shall be so designated and all other Options shall be designated Non-ISOs.

                                   ARTICLE XI

  NONTRANSFERABILITY OF AWARDS

     Unless otherwise determined by the Committee, each Award shall, during the Participant's lifetime, be exercisable only by the Participant, and neither it nor any right hereunder shall be transferable otherwise than by will, the laws of descent and distribution or be subject to attachment, execution or other similar process; provided, however, that to the extent permitted by applicable law, with respect to any Award, a Participant may designate a beneficiary pursuant to procedures which may be established by the Committee. In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate or otherwise dispose of an Award or of any right hereunder, except as provided for herein, or in the event of any levy or any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Award by notice to the Participant and the Award shall thereupon be cancelled.

                                  ARTICLE XII

  WITHHOLDING TAXES

     12.1 Time of Withholding: The Company may, in its discretion, require a Participant to pay to the Company the amount, or make other arrangements including, without limitation, the withholding of Common Stock which would otherwise be delivered as part of or upon exercise of an Award, at the time of exercise or thereafter, that the Company deems necessary to satisfy its obligation to withhold federal, provincial, state or local income or other taxes.

     12.2 Manner of Withholding: The Participant may elect to discharge his or her withholding obligations through (i) the payment of cash, (ii) the delivery of shares of Common Stock having a Fair Market Value equal to the amount to be withheld or (iii) the delivery of instructions to the Company to withhold from the shares of Common Stock otherwise deliverable as part of or upon exercise of the Award shares having a Fair Market Value equal to the amount to be withheld.

                                  ARTICLE XIII

  ADJUSTMENTS

     If (a) the Company shall at any time be involved in a transaction described in Section 424(a) of the Code, (b) the Company shall declare a dividend payable in, or shall subdivide or combine, its Common Stock or (c) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Awards, the Committee shall take any such action as in its judgment shall be necessary to preserve the Participant's rights substantially proportionate to the rights existing prior to such event and, to the extent that such action shall include an increase or decrease in the number of Awards and/or shares of Common Stock subject to outstanding Awards, the number of Awards and/or shares of Common Stock available under Article IV above shall be increased or decreased, as the case may be, proportionately. The judgment of the Committee with respect to any matters referred to in this Article shall be conclusive and binding upon each Participant.

                                  ARTICLE XIV

  AMENDMENT AND TERMINATION OF THE PLAN

     14.1 Amendment or Termination of Plan: The Board may at any time, or from time to time, suspend or terminate the Plan in whole or in part or amend it in such respects as the Board may deem appropriate; provided, however, that no such amendment shall be made without approval of the shareholders if such approval would increase the number of shares authorized to be issued under the Plan.

     14.2 No Impairment of Rights: No amendment, suspension or termination of the Plan shall, without the Participant's consent, impair any of the rights or obligations under any Award theretofore granted to a Participant under the Plan.

     14.3 Changes in Law: The Committee may amend the Plan, subject to the limitations cited above, in such manner as it deems necessary to permit the granting of Awards meeting the requirements of future amendments or issued regulations, if any, to the Code, the Act or other applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges.

                                   ARTICLE XV

  GOVERNMENT AND OTHER REGULATIONS

     The obligation of the Company to issue, or transfer and deliver, Common Stock for Awards exercised under the Plan shall be subject to all applicable laws, regulations, rules, orders and approvals which shall then be in effect and required by regulatory authorities and any stock exchanges on which the Common Stock are traded.

                                  ARTICLE XVI

  MISCELLANEOUS PROVISIONS

     16.1 The Plan Does Not Confer Employment or Shareholder Rights: The right of the Company to terminate at will (whether by dismissal, discharge or otherwise) the Participant's employment with it at any time is specifically reserved. Neither the Participant nor any person entitled to exercise the Participant's rights in the event of the Participant's death shall have any rights of a shareholder with respect to the Common Stock subject to each Award, except to the extent that, and until, such Common Stock shall have been issued upon the exercise or maturity of each Award.

     16.2 The Plan Does Not Confer Rights to Assets: Neither the Participant nor any person entitled to exercise the Participant's rights in the event of the Participant's death shall have any rights to or interest in any specific asset of the Company.

     16.3 Plan Expenses: Any expenses of administering the Plan shall be borne by the Company.

     16.4 Indemnification: In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Board and the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith; provided that upon the institution of any such action, suit or proceeding, a Committee or Board member shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee or Board member undertakes to handle and defend it on such member's own behalf.

     16.5 Governing Law: The Plan shall be construed, interpreted and the rights of the Company and Participants (and all other parties) determined in accordance with the internal laws of the State of New York, without regard to the conflict of law principles thereof.

                                  ARTICLE XVII

  SHAREHOLDER APPROVAL AND EFFECTIVE DATES

     The effective date of the Plan is November 21, 1996, when it was adopted by the Board. However, if the Plan is not ratified by the affirmative vote of the holders of a majority of the Common Stock present, or represented by proxy, and entitled to vote at the Annual Meeting of Shareholders of Bowne & Co., Inc. to be held on March 27, 1997, or at any adjournment thereof, the Plan and all Awards shall terminate.

                                     (LOGO)

          Bowne & Co., Inc. 345 Hudson Street New York, New York 10014

[LOGO]

Bowne & Co., Inc.
345 Hudson Street                                                   PROXY
New York, N.Y. 10014


          This proxy is solicited on behalf of the Board of Directors.

     Revoking any prior appointment, the undersigned hereby appoints Robert M. Johnson and Douglas F. Bauer, and each of them, attorneys-in-fact and agents with power of substitution, to vote as proxy for the undersigned as herein stated, at the Annual Meeting of Stockholders of Bowne & Co., Inc., to be held at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York, on Thursday, March 27, 1997, beginning at 10:00 A.M. local time, and at any adjournment thereof, with respect to the number of shares the undersigned would be entitled to vote if personally present.

     THE SHARES COVERED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED
(1) FOR THE ELECTION OF DIRECTORS; (2) FOR THE RATIFICATION OF THE APPOINTMENT OF AUDITORS; (3) FOR THE RATIFICATION OF THE 1997 STOCK INCENTIVE PLAN; AND (4) IN ACCORDANCE WITH THE DISCRETION OF THE NAMED ATTORNEYS-IN-FACT AND AGENTS ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED ON THE REVERSE SIDE HEREOF.

     The undersigned hereby acknowledges receipt of a copy of the Proxy Statement which was mailed to all stockholders beginning on or about February 7, 1997, relating to such Annual Meeting.

                   (Continued, and to be dated and signed, on the other side)



MARK BOXES [solid black box] or /X/ in blue or black ink. Then sign, date and return this card promptly using the enclosed envelope.


1. Election of Directors:                          / / For all nominees                       / / Exceptions*
   Class I: Vincent Tese and Richard R. West       / / Against all nominees                  * To withhold authority to vote for
                                                                                               any nominee, mark the box for
2. Ratification of the appointment                 / / For    / / Against   / / Abstain        "Exceptions" and strike out that
   of Ernst & Young LLP as auditors                                                            nominee's name.

3. Ratification of the 1997 Stock Incentive Plan   / / For    / / Against   / / Abstain

4. The proxies are authorized to vote in accordance with their discretion on such other business as may properly come before the meeting.



                                  (Signatures should conform exactly to the name imprinted on this card. Executors, administrators, guardians, trustees, attorneys-in-fact and officers signing for corporations should state full title or signatory capacity.)

                                  Dated _____________________________, 1997

                                  Signed ___________________________________

[LOG0]                                                                   PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        Revoking any prior appointment, the undersigned hereby appoints Robert
M. Johnson and Douglas F. Bauer, and each of them, attorneys-in-fact and agents with power of substitution, to vote as proxy for the undersigned as herein stated, at the Annual Meeting of Stockholders of Bowne & Co., Inc., to be held at the offices of the American Stock Exchange, 86 Trinity Place, New York,
New York, on Thursday, March 27, 1997, beginning at 10:00 A.M. local time, and at any adjournment thereof, with respect to the number of shares the undersigned would be entitled to vote if personally present.

        THE SHARES COVERED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED
(1) FOR THE ELECTION OF DIRECTORS; (2) FOR THE RATIFICATION OF THE APPOINTMENT OF AUDITORS; (3) FOR THE RATIFICATION OF THE 1997 STOCK INCENTIVE PLAN; AND (4) IN ACCORDANCE WITH THE DISCRETION OF THE NAMED ATTORNEYS-IN-FACT AND AGENTS ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED ON THE REVERSE SIDE HEREOF.

        The undersigned hereby acknowledges receipt of a copy of the Proxy Statement which was mailed to all stockholders of record beginning on or about February 7, 1997, relating to such Annual Meeting.

                      (Continued, and to be dated and signed, on the other side)

                                        BOWNE & CO., INC.
                                        P.O. Box 11066
                                        New York, N.Y. 10203-0066



MARK BOXES [X] IN BLUE OR BLACK INK. THEN SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

1.  Election of two Class I Directors: Vincent Tese and Richard R. West

      For all nominees [ ]    Against all nominees [ ]    Exceptions* [ ]

            *To withhold authority to vote for any nominee, mark
             the box for "Exceptions" and strike out that nominee's name.

2.  Ratification of the appointment at Ernst & Young LLP as auditors

      For [ ]     Against [ ]      Abstain [ ]

3.  Ratification of the 1997 Stock Incentive Plan

      For [ ]     Against [ ]      Abstain [ ]

4. The proxies are authorized to vote in accordance with their discretion on such other business as may properly come before the meeting.


  IF YOU HAVE NOTED AN ADDRESS CHANGE OR COMMENTS ON EITHER SIDE OF THIS CARD,
                             PLEASE MARK HERE: [ ]

        (Signature should conform exactly to name imprinted on this card. Executors, administrators, guardians, trustees, attorneys-in-fact and officers signing for corporations should state full title or signatory capacity.)

        Dated                                  , 1997
               --------------------------------
        Signed
               --------------------------------------

               --------------------------------------

[LOGO]

BOWNE & CO., INC.                            VOTING INSTRUCTIONS
345 HUDSON STREET                      (EMPLOYEES' STOCK PURCHASE PLAN)
NEW YORK, N.Y. 10014

        YOUR SIGNATURE IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        Revoking any prior instructions, the undersigned participant in the Bowne & Co., Inc. Employees' Stock Purchase Plan (the "Plan"), as beneficial owner of certain shares under the Plan, hereby instructs the Trustees of the Plan and their proxies to vote as indicated on the reverse side hereof at the Annual Meeting of Stockholders of Bowne & Co., Inc., to be held at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York, on Thursday, March 27, 1997, beginning at 10:00 A.M. local time, and at any adjournment thereof, with respect to the aggregate number of shares held by the Trustees for the account of the undersigned as of February 5, 1997. Any shares under the Plan as to which no such voting instructions are received will be voted by the Trustees in their sole discretion.

        The undersigned hereby acknowledges receipt of a copy of the Proxy Statement which was mailed to all Plan participants on or about February 7, 1997, relating to such Annual Meeting. Please do not used this card to notify the Company of a change of address.

                     (Continued, and to be dated and signed, on the other side)



MARK BOXES [ ] OR [X] IN BLUE OR BLACK INK. THEN SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


1. Election of Directors:                           [ ] FOR ALL NOMINEES                    [ ] EXCEPTIONS*

     Class I: Vincent Tese, Richard R. West         [ ] AGAINST ALL NOMINEES                * To withhold authority to vote for
                                                                                              any nominee, mark the box for
2. Ratification of the appointment                  [ ] FOR  [ ] AGAINST  [ ] ABSTAIN         "Exceptions" and strike out that
   of Ernst & Young LLP as auditors                                                           nominee's name.

3. Ratification of the 1997 Stock Incentive Plan    [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

4. The proxies are authorized to vote in accordance with their discretion on such other business as may properly come before the meeting.

                                (Signatures should conform exactly to the name imprinted on this card.)

                                Dated ___________________________________, 1997

                                Signed ________________________________________